Exhibit 4.2

FLOATING RATE NOTES DUE 2020

MERCK & CO., INC.

Officers’ Certificate

Pursuant to the resolutions (collectively, the “Resolutions”) of the Board of Directors of Merck & Co., Inc. (the “Company”) adopted at meetings duly called and held on November 27, 2012, March 26, 2013 and November 25, 2014 (at which meetings a quorum was present and acting throughout), which authorized the Company to issue and sell its debt securities and empowered an Authorized Officer (as defined in the Resolutions) to approve the form and terms of such debt securities, Mark E. McDonough, Senior Vice President and Treasurer of the Company, as Authorized Officer under the Resolutions, and Katie E. Fedosz, Senior Assistant Secretary, each hereby approves and establishes under the Indenture, dated as of January 6, 2010 (the “Indenture”), between the Company and U.S. Bank Trust National Association, as Trustee (the “Trustee”), a series of debt securities the terms of which are as follows:

1. The title of the debt securities of such series shall be Floating Rate Notes due 2020 (the “2020 Floating Rate Notes”).

2. The aggregate principal amount of the 2020 Floating Rate Notes which may be authenticated and delivered under the Indenture is initially limited to $700,000,000, except for 2020 Floating Rate Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other 2020 Floating Rate Notes of the series pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any 2020 Floating Rate Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture.

3. The Company shall have the right from time to time, without the consent of the Holders of the 2020 Floating Rate Notes, to create and issue additional notes with the same terms and conditions as the 2020 Floating Rate Notes except for the issue date, issue price and the first payment of interest thereon (“Additional Notes”), provided that if the Additional Notes are not fungible with the previously outstanding 2020 Floating Rate Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP. Additional Notes will be consolidated with and will form a single series with the previously outstanding 2020 Floating Rate Notes. Any election by the Company to so increase such aggregate principal amount shall be evidenced by a certificate of an Authorized Officer or Authorized Officers. No Additional Notes may be issued if an Event of Default has occurred or is continuing with respect to the 2020 Floating Rate Notes.

4. The 2020 Floating Rate Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

5. The proceeds to the Company (after deducting the underwriting discounts and commissions but before deducting certain expenses payable by the Company) shall be 99.650% of the aggregate principal amount of the 2020 Floating Rate Notes.

6. The maturity date on which the principal of each of the 2020 Floating Rate Notes is payable shall be February 10, 2020. The 2020 Floating Rate Notes shall bear interest at a variable rate from February 10, 2015. The interest rate for the 2020 Floating Rate Notes for a particular interest period will be a per annum rate equal to LIBOR (as defined below) as determined on the applicable Interest Determination Date (as defined below) by the calculation agent appointed by the Company, which initially will be the Trustee (the “Calculation Agent”), plus 0.375%. The interest rate on the 2020 Floating Rate Notes shall be reset on the first day of each interest period other than the initial interest period (each an “Interest Reset Date”). An interest period is the period commencing on an interest payment date (or, in the case of the initial interest period, commencing on February 10, 2015) and ending on the day preceding the next interest payment date. The initial interest period is February 10, 2015 through May 9, 2015. The interest determination date for an interest period will be the second London Business Day preceding such interest period (the ‘‘Interest Determination Date’’). The Interest Determination Date for the initial interest period will be February 6, 2015. All payments of interest on the 2020 Floating Rate Notes due on any interest payment date will be made to the persons in whose names the 2020 Floating Rate Notes are registered at the close of business on the 15th calendar day immediately preceding the interest payment date (whether or not a Business Day). However, interest that the Company pays on the maturity date will be payable to the person to whom the principal will be payable. Interest on the 2020 Floating Rate Notes will be calculated on the basis of the actual number of days in each quarterly interest period and a 360-day year. “Business Day” means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to be closed that is also a London Business Day. “London Business Day” means any day on which dealings in United States dollars are transacted on the London interbank market.

“LIBOR” will be determined by the Calculation Agent in accordance with the following provisions:

(i) With respect to any Interest Determination Date, LIBOR will be the rate for deposits in United States dollars having a maturity of three months commencing on the first day of the applicable interest period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, then LIBOR, in respect of that Interest Determination Date, will be determined in accordance with the provisions described in (ii) below.

2

(ii) With respect to an Interest Determination Date on which no rate appears on Reuters Screen LIBOR01 Page, as specified in (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the first day of the applicable interest period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by three major banks in the City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; provided that if the banks selected by the Calculation Agent are not providing quotations in the manner described by this sentence, LIBOR will be the same as the rate determined for the immediately preceding interest reset date or if there is no immediately preceding interest reset date, LIBOR will be the same as the rate determined for the initial interest period.

“Reuters Screen LIBOR01 Page” means the display designated on page “LIBOR01” on Reuters (or such other page as may replace the LIBOR01 page on that service or any successor service for the purpose of displaying London interbank offered rates for U.S. dollar deposits of major banks).

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 8.986865% (or 0.08986865) being rounded to 8.98687% (or 0.0898687)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the 2020 Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States laws of general application.

The Calculation Agent will, upon the request of any holder of the 2020 Floating Rate Notes, provide the interest rate then in effect with respect to the 2020 Floating Rate Notes. The Calculation Agent shall calculate the interest rate in accordance with the

3

foregoing. On or before each Calculation Date (as defined below), the Calculation Agent will determine the interest rate and notify the Paying Agent. All calculations of the Calculation Agent, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and holders of the 2020 Floating Rate Notes and neither the Trustee nor the Paying Agent shall have the duty to verify determinations of interest rates made by the Calculation Agent. The “Calculation Date” pertaining to any Interest Determination Date on a 2020 Floating Rate Note will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if any such day is not a Business Day, the next succeeding Business Day, and (ii) the Business Day immediately preceding the applicable Interest Payment Date or the maturity date, as the case may be.

7. The Interest Payment Dates for the 2020 Floating Rate Notes shall be February 10, May 10, August 10 and November 10 of each year, commencing on May 10, 2015, and the 15th calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date for the 2020 Floating Rate Notes shall be a “Regular Record Date” for interest payable on such Interest Payment Date. If an Interest Payment Date, other than the maturity date, is not a Business Day, the interest payment due on such day shall be made on the next succeeding Business Day, except that if such succeeding Business Day is in the next succeeding calendar month, the interest payment due on such day shall be made on the immediately preceding Business Day. If the maturity date of the 2020 Floating Rate Notes falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the maturity date. Each payment of interest on a Note will include interest to, but excluding, as the case may be, the relevant Interest Payment Date or maturity date.

8. The 2020 Floating Rate Notes will not be redeemable prior to maturity.

9. Payment of the principal and interest on the 2020 Floating Rate Notes will be made at the office or agency of the Company maintained for that purpose in New York, New York (initially, the Corporate Trust Office of the Trustee), provided that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

10. The provisions on defeasance and covenant defeasance in Article Thirteen of the Indenture shall not apply to the 2020 Floating Rate Notes.

11. The 2020 Floating Rate Notes shall be issued in the form of one or more Book-Entry Securities and the Depository for such Book-Entry Securities shall be The Depository Trust Company, Clearstream Banking societé anonyme and Euroclear Bank S.A./N.V.

12. The form of the 2020 Floating Rate Notes attached hereto as Annex A is hereby approved.

Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Indenture.

4

IN WITNESS WHEREOF, we have hereunto signed our names this tenth day of February, 2015.

By:	/s/ Mark E. McDonough
	Name:	Mark E. McDonough
	Title:	Senior Vice President and Treasurer

By:	/s/ Katie E. Fedosz
	Name:	Katie E. Fedosz
	Title:	Senior Assistant Secretary

Annex A

REGISTERED	REGISTERED
No. R-[1][2]	PRINCIPAL AMOUNT: $700,000,000[1]
CUSIP NO.: 58933Y AP0

MERCK & CO., INC.

FLOATING RATE NOTES DUE 2020

This Security is a Book-Entry Security within the meaning of the Indenture referred to on the reverse hereof and is registered in the name of a Depository or a nominee of a Depository. This Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture and this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

[1]	On February 10, 2015, the 2020 Floating Rate Notes will be issued in the form of two (2) Book-Entry Securities in the amounts of $500,000,000 and $200,000,000.

Merck & Co., Inc., a New Jersey corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal sum of [    ] on February 10, 2020, and to pay interest thereon from and including February 10, 2015 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on February 10, May 10, August 10 and November 10 in each year and at Maturity, commencing on May 10, 2015, at a variable rate, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the interest rate specified above on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest payable at the Maturity of this Security is payable to the person to whom the principal is payable.

The Company will at all times appoint and maintain a Paying Agent (which may be the Trustee) authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities of this series on behalf of the Company and having an office or agency (the “Paying Agent Office”) in The City of New York, where Securities of this series may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to Securities of this series may be served. The Company has initially appointed U.S. Bank Trust National Association as such Paying Agent, with the Paying Agent Office currently at 100 Wall Street, New York, New York 10005. The Company will give prompt written notice to the Trustee of any change in such appointment.

Payment of the principal of (and premium, if any) and interest on this Security will be made in immediately available funds upon surrender of such Security at the Corporate Trust Office of U.S. Bank Trust National Association, in the Borough of Manhattan, The City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest on any Security of this series (other than at the Maturity of such Security) will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer to such account as may have been appropriately designated in writing no later than the relevant Regular Record Date to the Paying Agent by such Person.

2

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature page follows]

3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: February 10, 2015

MERCK & CO., INC.

By:
	Name:	Mark E. McDonough
	Title:	Senior Vice President and Treasurer

Attest:

Katie Fedosz

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. BANK TRUST NATIONAL ASSOCIATION, As Trustee

By:
Authorized Officer

[Floating Rate Note]

[REVERSE OF SECURITY]

MERCK & CO., INC.

FLOATING RATE NOTES DUE 2020

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 6, 2010, as amended and supplemented (herein called the “Indenture”), between the Company and U.S. Bank Trust National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The aggregate principal amount of such series is $700,000,000, provided that the Company may increase such aggregate principal amount at any time.

Payments of interest hereon with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date.

This Security is not subject to any sinking fund.

The Securities will not be redeemable prior to the Stated Maturity.

This Security shall bear interest at a rate per annum equal to the three-month LIBOR rate (as defined below), as determined on the applicable Interest Determination Date (as defined below) by the Calculation Agent (as defined below), plus 0.375%. Interest on this Security will be calculated on the basis of the actual number of days in each quarterly interest period and a 360-day year.

The rate of interest on this Security will be reset on the first day of each Interest Period other than the Initial Interest Period (as defined below) (the date on which each such reset occurs, an “Interest Reset Date”). An “Interest Period” for the Securities means the period commencing on an Interest Payment Date (or, in the case of the Initial Interest Period, commencing on February 10, 2015) and ending on the day preceding the next following Interest Payment Date. The “Initial Interest Period” will be February 10, 2015 through May 9, 2015. The “Interest Determination Date” for an Interest Period will be the second London Business Day preceding such Interest Period (or, in the case of the Initial Interest Period, February 6, 2015).

If an Interest Payment Date, other than the date of Maturity, falls on a day that is not a Business Day, the interest payment will be postponed to the next day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the date of Maturity of the Security falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the date of Maturity. “Business Day” means any Monday, Tuesday,

Wednesday, Thursday or Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to be closed that is also a London Business Day. “London Business Day” means any day on which dealings in United States dollars are transacted on the London interbank market.

“LIBOR” will be determined by the Calculation Agent in accordance with the following provisions:

(i) With respect to any Interest Determination Date, LIBOR will be the rate for deposits in United States dollars having a maturity of three months commencing on the first day of the applicable Interest Period that appears on Reuters Screen LIBOR01 Page (as defined below) as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, then LIBOR, in respect of that Interest Determination Date, will be determined in accordance with the provisions described in (ii) below.

(ii) With respect to an Interest Determination Date on which no rate appears on Reuters Screen LIBOR01 Page, as specified in (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the first day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by three major banks in the City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described by this sentence, LIBOR will be the same as the rate determined for the immediately preceding Interest Reset Date or if there is no immediately preceding Interest Reset Date, LIBOR will be the same as the rate determined for the Initial Interest Period.

“Reuters Screen LIBOR01 Page” means the display designated on page “LIBOR01” on Reuters (or such other page as may replace the LIBOR01 page on that service or any successor service for the purpose of displaying London interbank offered rates for U.S. dollar deposits of major banks).

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 8.986865% (or 0.08986865) being rounded to 8.98687% (or 0.0898687)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The “Calculation Agent” shall be the agent appointed by the Company to calculate the interest rate on the Securities and will initially be the Trustee. The Calculation Agent shall calculate the interest rate in accordance with the foregoing. On or before each Calculation Date (as defined below), the Calculation Agent will determine the interest rate and notify the Paying Agent. The Calculation Agent will, upon the request of any Holder of the Securities, provide the interest rate then in effect with respect to the Securities. All calculations of the Calculation Agent, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and the Holders of this Security and neither the Trustee nor the Paying Agent shall have the duty to verify determinations of interest rates made by the Calculation Agent. The “Calculation Date” pertaining to any Interest Determination Date on a Security will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if any such day is not a Business Day, the next succeeding Business Day, and (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity, as the case may be.

Notwithstanding the foregoing, the interest rate in any Interest Period shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States laws of general application.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange thereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-	as tenants in common

TEN ENT	-	as tenants by the entireties

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	-		Custodian
		(Cust)		(Minor)

under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, Including Postal Zip Code, of Assignee)

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature Guaranteed

NOTICE: Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

6